Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of USCF Midstream Energy Income Fund, USCF Dividend Income Fund, USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund, USCF Gold Strategy Plus Income Fund, USCF Energy Commodity Strategy Absolute Return Fund, and USCF Sustainable Battery Metals Strategy Fund, each a series of USCF ETF Trust, under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 26, 2023